Exhibit 99.2

CONSENT OF

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Board of Directors

Citadel Broadcasting Corporation

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

We hereby consent to the use of our opinion letter dated February 6, 2006 to the Board of Directors of Citadel Broadcasting Corporation (“Citadel”) included as Annex D to the information statement/prospectus which forms a part of the Registration Statement of Citadel on Form S-4 being filed with the Securities and Exchange Commission on December 21, 2006 relating to the proposed merger of Alphabet Acquisition Corp., a wholly owned subsidiary of Citadel, and ABC Radio Holdings, Inc., an indirect, wholly owned subsidiary of The Walt Disney Company, and to the references to such opinion in such information statement/prospectus under the headings “SUMMARY—Opinions of Citadel’s Financial Advisors;” “THE TRANSACTIONS—Citadel’s Reasons for the Merger—JP Morgan and Merrill Lynch’s Opinions;” and “THE TRANSACTIONS—Opinion and Analysis of Merrill Lynch as Citadel’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement of Citadel being filed on December 21, 2006 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/S/ BEN BRAUN
Name:	Ben Braun
Title:	Managing Director

New York, NY

December 21, 2006